                                   EXHIBIT 21


                             LIST OF SUBSIDIARIES*





                                                            STATE OR OTHER JURISDICTION OF
 NAME OF SUBSIDIARY                                           INCORPORATION OR ORGANIZATION


 Ecogen-Bio Inc.                                                       Delaware

 Ecogen Investments Inc.                                               Delaware

 Ecogen-Jerusalem Inc.                                                 Delaware

 Ecogen-Israel Inc.                                                    Delaware

 Ecogen Technologies I Incorporated                                    Delaware

 Ecogen-Bio Germany GmbH                                               Germany

 Ecogen Biotechnologies Israel Ltd.                                    Israel

 Ecogen Israel International Inc.                                      Delaware





 * All of the subsidiaries listed above are wholly-owned subsidiaries with the exception of Ecogen Technologies I Incorporated of which Ecogen Inc. owns approximately 70% of the outstanding common stock.